Exhibit 99.1

Candel Therapeutics Announces $25 Million Non-dilutive Debt Financing Agreement with Silicon Valley Bank

•	Additional capital extends cash runway into Q4 of 2023

NEEDHAM, Mass., March 1, 2022 (GLOBE NEWSWIRE) — Candel Therapeutics, Inc. (Nasdaq: CADL) (the “Company” or “Candel”), a late clinical stage biopharmaceutical company developing novel oncolytic viral immunotherapies, today announced that it has entered into a loan and security agreement with Silicon Valley Bank for $25 million, $20 million of which will be available immediately. An additional $5 million may be made available in the future if certain conditions and milestones are met. The loan agreement requires monthly payments of interest only for 24 months, after which the principal is repayable in 24 monthly payments. This financing extends the Company’s cash runway into the fourth quarter of 2023.

“This access to additional capital positions us well ahead of important anticipated catalysts for the Company, including initial clinical data from the phase 2 clinical trial of CAN-2409 in non-small cell lung cancer, data from our phase 1 clinical trial of CAN-2409 in combination with Opdivo for the first-line treatment of high-grade glioma, data from our phase 1 clinical trial of CAN-3110 in recurrent high-grade glioma, and initiation of our phase 3 clinical trial of CAN-2409 in high-grade glioma,” said Paul Peter Tak, MD, PhD, FMedSci, Chief Executive Officer of Candel. “We are especially pleased with the attractive terms and non-dilutive nature of this financing, which bolsters our cash position and provides additional operational flexibility.”

About Candel Therapeutics

Candel is a late clinical-stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies. Candel’s engineered viruses are designed to induce immunogenic cell death through direct viral-mediated cytotoxicity in cancer cells, thus releasing tumor neo-antigens while creating a pro-inflammatory microenvironment at the site of injection. Candel has established two oncolytic viral immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform and CAN-3110 is the lead product candidate from the HSV platform. The enLIGHTEN™ Discovery Platform is based on Candel’s HSV technology.

For more information about Candel, visit www.candeltx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs; key data readout milestones in the Company’s clinical trials; expectations regarding the therapeutic benefit of the Company’s programs; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, and strategic plans for the Company’s business and product candidates, and other risks identified in the Company’s SEC filings, including the Company’s Registration Statement on Form S-1, the Company’s Quarterly Report on Form 10-Q filed on November 12, 2021, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact

Heidi Chokeir, PhD

Managing Director

Canale Communications

heidi.chokeir@canalecomm.com

619-203-5391

Investor Contact

Sylvia Wheeler

Principal

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com